Exhibit 99.1

Old National Bancorp One Main Street
Evansville, IN 47708 oldnational.com	Media: Kathy A. Schoettlin (812) 465-7269 Investors: Lynell J. Walton (812) 464-1366

Old National reports 4th quarter earnings, announces dividend increase, stock repurchase plan, and ONB Way strategic update

Evansville, Ind. (January 21, 2020)

Old National Bancorp (NASDAQ: ONB) reports 4Q19 net income of $49.2 million, diluted EPS of $0.29.

Adjusted1 net income of $55.2 million, or $0.32 per diluted share.

2019 annual net income of $238.2 million, diluted EPS of $1.38.

Adjusted1 2019 annual net income of $249.9 million, diluted EPS of $1.45.

CEO COMMENTARY:

“Our 4th quarter results capped a strong year of earnings for Old National,” said CEO Jim Ryan. “Full-year 2019 results included three quarters of record net income, stellar credit metrics, well controlled expenses and record commercial loan production, all of which was accomplished while finalizing a new strategic plan – known as

The ONB Way – that will ensure our clients remain at the center of all we do.”

FOURTH QUARTER HIGHLIGHTS2:

Net Income	• Net income of $49.2 million • Earnings per share of $0.29

Net Interest Income/NIM	• Net interest income on a fully taxable equivalent basis was $152.2 million compared to $156.3 million • Net interest margin on a fully taxable equivalent basis was 3.46% compared to 3.57%

Operating Performance

•  Pre-provision net revenue[1] (“PPNR”) was $65.2 million

•  Adjusted PPNR[1] was $73.9 million, up 10.3% over fourth quarter of 2018

•  Noninterest expense was $134.7 million

•  Adjusted noninterest expense[1] was $125.6 million

•  Efficiency ratio[1] was 65.57%

•  Adjusted efficiency ratio[1] was 60.97%, a 234 basis point improvement from fourth quarter of 2018

Loans and Credit Quality

•  End-of-period total loans[3] were $12,164.4 million compared to $12,075.9 million

•  Fourth-quarter total commercial production was a record $681 million; December 31 pipeline was a record $2.2 billion

•  Provision for loan losses was $1.3 million

•  Net charge-offs were $3.6 million, or 0.12% annualized, compared to net charge-offs of $0.8 million

•  Non-performing loans were 1.19% of total loans compared to 1.31%

Return Profile & Capital

•  Return on average common equity was 6.94%

•  Return on average tangible common equity[1] was 12.03%

•  Adjusted return on average tangible common equity[1] was 13.44%

•  Repurchased 428 thousand shares of common stock during the current quarter

Notable Items

•  $0.01 increase in quarterly cash dividend to $0.14 per share

•  7 million share repurchase authorization effective until January 31, 2021

•  Current quarter contained $8.2 million in ONB Way charges, $0.2 million in merger and integration charges and $0.7 million in tax credit amortization ta

[1]	Non-GAAP financial measure that Management believes is useful in evaluating the financial results of the Company – please refer to the Non-GAAP reconciliations contained in this release
[2]	Comparisons are on a linked-quarter basis, unless otherwise noted
[3]	Includes loans held for sale

DIVIDEND AND SHARE REPURCHASE

Old National Bancorp’s Board of Directors declared an increase in its quarterly common stock cash dividend to $0.14 per share on the Company’s outstanding shares of common stock. This new dividend level represents a 7.7% increase over the previous cash dividend level of $0.13 per common share. The dividend is payable March 16, 2020, to shareholders of record on March 2, 2020. For purposes of broker trading, the ex-date of the cash dividend is February 28, 2020.

The Board of Directors has also approved the adoption of a stock repurchase plan that authorizes up to 7.0 million shares of Old National Bancorp stock to be repurchased, as conditions warrant, through January 31, 2021. These shares may be purchased in either the open market or in privately negotiated transactions, in accordance with SEC regulations.

THE ONB WAY: OLD NATIONAL’S NEW STRATEGIC PLAN

Old National is implementing a new strategic plan – and overall way of doing business – designed to keep our clients at the center of all we do. Known as The ONB Way, it includes:

•	Realigning the organization into clearly defined segments to align leaders and relationship managers with the client segment they can best serve (while not wavering on our commitment to community).

•	Deepening client relationships through integrated Commercial, Community Banking and Wealth teams.

•	Simplifying and improving the end-to-end banking/borrowing journey while adhering to strong risk management principles.

•	Creating a new Wealth Division that combines wealth management, investments and private banking for a simplified, highly consultative client experience firmly rooted in financial planning.

•	Investing in our operational and IT infrastructure to meet our clients “where they are” and ensure that we keep pace with technology and client digital expectations.

ADDITIONS TO THE LEADERSHIP TEAM

As part of The ONB Way, Old National is pleased to welcome four new executive leaders:

•

Chady AlAhmar, Wealth Division CEO. Most recently a Senior Executive of Wealth Management at U.S. Bank, Chady is passionate about achieving business growth through driving strategy optimization, team collaboration, sales practices, business development and analytics. Prior to joining U.S. Bank, he held strategy, finance and management consulting positions with GMAC (Ally Bank) and ACG in New York and ran his own management consulting firm for several years. He will be located in Minneapolis.

•

Paul Kilroy, Chief Information Officer. Paul brings a wide and impressive array of IT expertise and leadership experience to his role as ONB CIO, including Cloud, data and application rationalization strategies, and robotics and automation. Most recently, he served as SVP, Segment CIO of Enterprise Shared Services, Data and Architecture for Huntington National Bank, where he created a groundbreaking Robotics Center of Excellence. Prior to that, he spent 13 years in IT leadership roles at JP Morgan Chase. Paul will be located in Evansville.

•

Scott Fecteau, Chief Client Services Officer, Operations. Scott is an Operations, Financial and Risk Management executive with nearly 30 years of industry experience. He most recently served as Managing Director/Global Delivery Lead BPO for Accenture Credit Services in Charlotte, North Carolina. Prior to that, he was Director of Residential Lending at Associated Bank, in Green Bay for 12 years. We are excited to welcome Scott back to Old National as he served in our Mortgage Division in 2003-04. He will be located in Evansville.

•

Malinda Anthony, Treasury Management (TM) President. Malinda joined ONB from Wells Fargo in Indianapolis, where she most recently served as North Division Sales Manager, overseeing TM sales supporting commercial banking in 10 states. In her role as ONB TM President, she is responsible for the entire Treasury Management business line, including sales, operations and support, product and process innovation, and Merchant Services. She will be located in Indianapolis.

BRANCH NETWORK OPTIMIZATION

Another component of The ONB Way is the optimization of our branch network. This optimization, which includes 31 banking centers scattered throughout the footprint that will be consolidated on April 24, 2020, reflects an ongoing shift among our clients toward digital banking solutions. Many of the facilities to be consolidated are in smaller markets, several of which were added in recent years through partnership activity. By state, these consolidations include 10 banking centers in both Wisconsin and Indiana, five in Michigan, four in Minnesota and two in Kentucky.

RESULTS OF OPERATIONS

Old National Bancorp reported fourth-quarter 2019 net income of $49.2 million, or $0.29 per diluted share.

Included in the fourth quarter were pre-tax charges of $8.2 million for ONB Way and $0.2 million for merger and integration activity. Excluding these charges from the current quarter and netting out debt securities gains, adjusted net income was $55.2 million, or $0.32 per diluted share.

LOANS

Commercial activity remains strong with record high commercial loan production.

•	Period-end total loans were $12,164.4 million at December 31, 2019, compared to $12,075.9 million at September 30, 2019.

•

Commercial and industrial loans decreased $60.3 million to $2,890.3 million; commercial real estate loans increased $54.7 million to $5,166.8 million; consumer loans increased $7.8 million to $1,726.1 million and residential mortgage loans increased $86.3 million to $2,381.2 million.

•	Commercial loan production in the fourth quarter was $681 million; period-end pipeline totaled $2.2 billion.

•	On average, total loans in the fourth quarter were $12,069.2 million, down from $12,073.8 million in the third quarter of 2019.

DEPOSITS

A low-cost core deposit franchise continues to be one of Old National’s strengths.

•	Period-end total deposits were $14,553.4 million at December 31, 2019, an increase of $105.0 million from the third quarter of 2019.

•	On average, total deposits in the fourth quarter were $14,602.9 million, compared to $14,330.5 million in the third quarter of 2019.

NET INTEREST INCOME AND MARGIN

Net interest income and margin lower with decline in accretion income and mix shift.

•	Net interest income decreased to $148.9 million in the fourth quarter of 2019 from $153.1 million in the third quarter of 2019.

•	The net interest margin on a fully taxable equivalent basis decreased 11 basis points to 3.46% compared to 3.57% in the third quarter of 2019.

•

Accretion income was $9.5 million, or 21 basis points of net interest margin, in the fourth quarter of 2019 compared to $13.4 million, or 31 basis points of net interest margin, in the third quarter of 2019. In the fourth quarter of 2019, accretion income was 4.8% of adjusted total revenue.

•

Interest collected on nonaccrual loans was $2.4 million, or 5 basis points of net interest margin, in the fourth quarter of 2019 compared to $2.0 million, or 5 basis points of net interest margin, in the third quarter of 2019.

•	The cost of total deposits declined 9 basis points to 0.43% in the fourth quarter of 2019 while the cost of total interest-bearing deposits decreased 12 basis points to 0.59%.

CREDIT QUALITY AND CECL

Strong credit quality remains a hallmark of the Old National franchise.

•	Asset quality remained strong with net charge-offs in the fourth quarter of $3.6 million, or 0.12% of total average loans, and 30-89 day delinquencies of 0.25%.

•	Provision expense was $1.3 million in the fourth quarter compared to $1.4 million in the third quarter.

•	Non-performing loans decreased as a percentage of total loans to 1.19%.

•

In accordance with current accounting practices, the loans acquired from recent acquisitions were recorded at fair value with no allowance recorded at the acquisition date. As of December 31, 2019, the remaining discount on these acquired loans was $77.8 million.

•	The allowance for loan losses was $54.6 million, or 0.45% of total loans at December 31, 2019.

•	Estimated day one increase to the allowance for loan losses and unfunded commitment liability of approximately $35 million to $45 million upon adoption of CECL.

NONINTEREST INCOME

Noninterest income decreased due to normal seasonal patterns in mortgage banking and deposit service charges as well as a decline in capital markets income.

•	Total noninterest income for the fourth quarter of 2019 was $47.7 million, a decrease of $6.2 million from the third quarter of 2019.

•	Mortgage banking revenue decreased $3.2 million, capital markets income decreased $1.5 million and service charges on deposits declined $1.1 million when compared to the third quarter of 2019.

NONINTEREST EXPENSE

Fourth quarter results demonstrated continued discipline with respect to expense management, helping to drive positive operating leverage1.

•

Noninterest expense for the fourth quarter of 2019 was $134.7 million and included $8.2 million in ONB Way charges, $0.2 million in merger & integration charges and $0.7 million in tax credit amortization.

•	Excluding these items, adjusted noninterest expense for the fourth quarter was $125.6 million, compared to the $118.3 million in adjusted noninterest expense in the third quarter of 2019.

•	The fourth quarter of 2019 also included $4.0 million in additional incentive compensation which is included in adjusted noninterest expense defined above.

•	The fourth quarter efficiency ratio was 65.57%, while the adjusted efficiency ratio was 60.97%.

•	For the full-year 2019, the efficiency ratio was 60.35%, while the adjusted efficiency ratio was 57.87%.

•	Adjusted operating leverage[1] was +636 basis points for the full-year 2019 as compared to 2018.

INCOME TAXES

•	On a fully taxable-equivalent basis, income tax expense in the fourth quarter was $14.7 million, resulting in a 23.0% FTE tax rate.

•	Income tax expense included $0.7 million in tax credit benefit.

CAPITAL

Capital ratios remain strong.

•	At the end of the fourth quarter, total risk-based capital was 13.0% and regulatory tier 1 capital was 12.1%.

•	Tangible common equity to tangible assets was 9.09% at the end of the fourth quarter compared to 8.95% in the third quarter of 2019.

•	The Company repurchased 428 thousand shares of common stock during the fourth quarter of 2019 at a weighted average price of $16.78, excluding commissions.

NON-GAAP RECONCILIATIONS

($ in millions, except EPS, shares in 000s)	4Q19	Adjustments[4]	Adjusted 4Q19
Total Revenues (FTE)	$199.9	($0.4)	$199.5
Less: Provision for Loan Losses	(1.3)	—	(1.3)
Less: Noninterest Expenses	(134.7)	8.4	(126.3)

Income before Income Taxes (FTE)	$63.9	$8.0	$71.9
Income Taxes	14.7	2.0	16.7

Net Income	$49.2	$6.0	$55.2

Average Shares Outstanding	170,186	—	170,186
Earnings Per Share - Diluted	$0.29	$0.03	$0.32

[4]	Tax-effect calculations use the current statutory FTE tax rates (federal + state)

($ in millions, except EPS, shares in 000s)	2019	Adjustments[4]	Adjusted 2019
Total Revenues (FTE)	$816.5	($1.9)	$814.6
Less: Provision for Loan Losses	(4.7)	—	(4.7)
Less: Noninterest Expenses	(508.5)	17.4	(491.1)

Income before Income Taxes (FTE)	$303.3	$15.5	$318.8
Income Taxes	(65.1)	(3.8)	(68.9)

Net Income	$238.2	$11.7	$249.9

Average Shares Outstanding	172,687	—	172,687
Earnings Per Share	$1.38	$0.07	$1.45

[4]	Tax-effect calculations use the current statutory FTE tax rates (federal + state)

($ in millions)	4Q19	3Q19
Net Interest Income	$148.9	$153.1
Add: FTE Adjustment	3.3	3.2

Net Interest Income (FTE)	$152.2	$156.3

Average Earning Assets	$17,577.8	$17,510.5
Net Interest Margin (FTE)	3.46%	3.57%

($ in millions)	4Q19	3Q19
Net Interest Income	$148.9	$153.1
Add: FTE Adjustment	3.3	3.2

Net Interest Income (FTE)	$152.2	$156.3
Add: Total Noninterest Income	47.7	53.9
Less: Noninterest Expense	(134.7)	(122.6)

Pre-Provision Net Revenue	$65.2	$87.6
Less: Debt Securities Gains/Losses	(0.4)	(0.4)
Add: ONB Way Charges	8.2	1.8
Add: Merger and Integration Charges	0.2	1.3
Add: Amortization of Tax Credit Investments	0.7	1.2

Adjusted Pre-Provision Net Revenue	$73.9	$91.5

($ in millions)	4Q19	3Q19	4Q18	2019	2018
Noninterest Expense	$134.7	$122.6	$150.3	$508.5	$517.3
Less: ONB Way Charges	(8.2)	(1.8)	—	(11.4)	—
Less: Merger and Integration Charges	(0.2)	(1.3)	(14.8)	(6.0)	(21.3)
Less: Branch Action Charges/Foundation Funding	—	—	(7.5)	—	(12.0)

Noninterest Expense less Charges	$126.3	$119.5	$128.0	$491.1	$484.0
Less: Amortization of Tax Credit Investments	(0.7)	(1.2)	(1.1)	(2.7)	(22.9)

Adjusted Noninterest Expense	$125.6	$118.3	$126.9	$488.4	$461.1
Less: Intangible Amortization	(3.9)	(4.2)	(4.1)	(16.9)	(14.4)

Adjusted Noninterest Expense Less Intangible Amortization	$121.7	$114.1	$122.8	$471.5	$446.7

Net Interest Income	$148.9	$153.1	$146.2	$604.3	$537.5
FTE Adjustment	3.3	3.2	3.1	12.9	11.5

Net Interest Income (FTE)	$152.2	$156.3	$149.3	$617.2	$549.0
Total Noninterest Income	47.7	53.9	58.2	199.3	195.3

Total Revenue (FTE)	$199.9	$210.2	$207.5	$816.5	$744.3
Less: Debt Securities Gains/Losses	(0.4)	(0.4)	0.4	(1.9)	(2.0)
Less: Gain on Student Loan Sale	—	—	—	—	(2.2)
Less: Gain on Branch Actions	—	—	(14.0)	—	(14.5)

Adjusted Total Revenue (FTE)	$199.5	$209.8	$193.9	$814.6	$725.6

Efficiency Ratio	65.57%	56.44%	70.33%	60.35%	67.74%
Adjusted Efficiency Ratio	60.97%	54.40%	63.31%	57.87%	61.56%
Operating Leverage[5] (basis points)	668			1,140
Adjusted Operating Leverage[6] (basis points)	392			636

[5]	Year-over-year basis point change in noninterest expenses plus change in total revenue
[6]	Year-over-year basis point change in adjusted noninterest expense plus change in adjusted total revenue

($ in millions)	4Q19	3Q19
Net Income	$49.2	$69.8
Add: Intangible Amortization (net of tax7)	3.0	3.1

Tangible Net Income	$52.2	$72.9
Less: Securities Gains/Losses (net of tax7)	(0.3)	(0.3)
Add: ONB Way Charges (net of tax7)	6.2	1.4
Add: Merger & Integration Charges (net of tax7)	0.1	1.0

Adjusted Tangible Net Income	$58.2	$75.0

Average Total Shareholders’ Equity	$2,832.9	$2,817.5
Less: Average Goodwill	(1,037.0)	(1,036.3)
Less: Average Intangibles	(61.9)	(66.0)

Average Tangible Shareholders’ Equity	$1,734.0	$1,715.2

Return on Average Tangible Common Equity	12.03%	17.01%
Adjusted Return on Average Tangible Common Equity	13.44%	17.49%

[7]	Tax-effect calculations use the current statutory FTE tax rates (federal + state)

CONFERENCE CALL AND WEBCAST

Old National will host a conference call and live webcast at 7:00 a.m. Central Time on Tuesday, January 21, 2020, to review fourth-quarter and full-year 2019 financial results. The live audio web cast of the call, along with the corresponding presentation slides, will be available on the Company’s Investor Relations web page at oldnational.com and will be archived there for 12 months. A replay of the call will also be available from 10:00 a.m. Central Time on January 21 through February 4. To access the replay, dial 1-855-859-2056, Conference ID Code 5278346.

ABOUT OLD NATIONAL

Old National Bancorp (NASDAQ: ONB) is the holding company of Old National Bank. Headquartered in Evansville with $20.4 billion in assets, it is a top 100 U.S. bank, the largest Indiana-based bank and has been recognized as a World’s Most Ethical Company by the Ethisphere Institute for eight consecutive years. For 185 years, Old National has been a community bank committed to building long-term, highly valued relationships with clients. With locations in Indiana, Kentucky, Michigan, Minnesota and Wisconsin, Old National provides retail and commercial banking services along with comprehensive wealth management, investment and capital markets services. For information and financial data, please visit Investor Relations at oldnational.com.

USE OF NON-GAAP FINANCIAL MEASURES

This earnings release contains GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding Old National’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

FORWARD-LOOKING STATEMENT

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, descriptions of Old National Bancorp’s (“Old National’s”) financial condition, results of operations, asset and credit quality trends and profitability. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties. There are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to: market, economic, operational, liquidity, credit and interest rate risks associated with Old National’s business; competition; government legislation and policies (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and its related regulations); ability of Old National to execute its business plan, including the anticipated impact from the ONB Way strategic plan that may differ from current estimates; changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits; failure or circumvention of our internal controls; failure or disruption of our information systems; significant changes in accounting, tax or regulatory practices or requirements, including the impact of the new CECL standard; new legal obligations or liabilities or unfavorable resolutions of litigations; disruptive technologies in payment systems and other services traditionally provided by banks; computer hacking and other cybersecurity threats; other matters discussed in this press release; and other factors identified in our Annual Report on Form 10-K and other periodic filings with the SEC. These forward-looking statements are made only as of the date of this press release, and Old National does not undertake an obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this press release.

Financial Highlights (unaudited)

($ and shares in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
Income Statement
Net interest income	$148,899	$153,096	$146,225	$604,273	$537,602
Provision for loan losses	1,264	1,437	3,390	4,747	6,966
Noninterest income	47,726	53,961	58,154	199,317	195,305
Noninterest expense	134,743	122,585	150,268	508,487	517,261
Net income	49,185	69,781	47,498	238,206	190,830

Per Common Share Data
Net income (diluted)	$0.29	$0.41	$0.28	$1.38	$1.22
Average diluted shares outstanding	170,186	171,551	167,992	172,687	156,539
Book value	16.82	16.66	15.36	16.82	15.36
Stock price	18.29	17.20	15.40	18.29	15.40
Dividend payout ratio	45%	32%	46%	37%	42%
Tangible common book value (1)	10.35	10.18	9.00	10.35	9.00

Performance Ratios
Return on average assets	0.97%	1.39%	1.01%	1.19%	1.07%
Return on average common equity	6.94%	9.91%	7.59%	8.57%	8.42%
Return on average tangible common equity (1)	12.03%	17.01%	13.84%	14.97%	14.97%
Net interest margin (FTE)	3.46%	3.57%	3.64%	3.55%	3.54%
Efficiency ratio (2)	65.57%	56.44%	70.33%	60.35%	67.74%
Net charge-offs (recoveries) to average loans	0.12%	0.03%	0.02%	0.05%	0.02%
Allowance for loan losses to ending loans	0.45%	0.47%	0.45%	0.45%	0.45%
Non-performing loans to ending loans	1.19%	1.31%	1.43%	1.19%	1.43%

Balance Sheet
Total loans	$12,117,524	$12,017,648	$12,243,892	$12,117,524	$12,243,892
Total assets	20,411,667	20,438,788	19,728,435	20,411,667	19,728,435
Total deposits	14,553,397	14,448,352	14,349,949	14,553,397	14,349,949
Total borrowed funds	2,744,728	2,831,863	2,493,793	2,744,728	2,493,793
Total shareholders’ equity	2,852,453	2,832,530	2,689,570	2,852,453	2,689,570

Capital Ratios (1)
Risk-based capital ratios (EOP):
Tier 1 common equity	12.1%	12.0%	11.4%	12.1%	11.4%
Tier 1	12.1%	12.0%	11.4%	12.1%	11.4%
Total	13.0%	13.0%	12.3%	13.0%	12.3%
Leverage ratio (to average assets)	8.9%	8.8%	9.2%	8.9%	9.2%

Total equity to assets (averages)	14.01%	13.98%	13.28%	13.88%	12.74%
Tangible common equity to tangible assets	9.09%	8.95%	8.47%	9.09%	8.47%

Nonfinancial Data
Full-time equivalent employees	2,709	2,778	2,892	2,709	2,892
Number of branches	192	192	191	192	191

(1)	See “Non-GAAP Measures” table.
(2)

Efficiency ratio is defined as noninterest expense before amortization of intangibles as a percent of FTE net interest income and noninterest revenues, excluding net gains from debt securities transactions. This presentation excludes amortization of intangibles and net debt securities gains, as is common in other company releases, and better aligns with true operating performance.

FTE - Fully taxable equivalent basis            EOP - End of period actual balances

Income Statement (unaudited)

($ and shares in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
Interest income	$176,553	$185,853	$175,234	$730,387	$632,045
Less: interest expense	27,654	32,757	29,009	126,114	94,443

Net interest income	148,899	153,096	146,225	604,273	537,602
Provision for loan losses	1,264	1,437	3,390	4,747	6,966

Net interest income after provision for loan losses	147,635	151,659	142,835	599,526	530,636

Wealth management fees	9,468	9,160	9,069	37,072	36,863
Service charges on deposit accounts	10,714	11,860	11,474	44,915	44,026
Debit card and ATM fees	5,360	5,370	5,565	21,652	20,216
Mortgage banking revenue	5,626	8,850	3,928	26,622	17,657
Investment product fees	5,679	5,244	5,369	21,785	20,539
Capital markets income	3,043	4,560	840	13,270	4,934
Company-owned life insurance	2,937	2,703	2,591	11,539	10,584
Other income	4,329	5,900	5,700	20,648	24,402
Net gain on branch divestitures	—	—	13,989	—	13,989
Gains (losses) on sales of debt securities	437	424	(357)	1,923	2,060
Gains (losses) on derivatives	133	(110)	(14)	(109)	35

Total noninterest income	47,726	53,961	58,154	199,317	195,305

Salaries and employee benefits	74,974	71,729	87,346	289,452	281,275
Occupancy	14,184	11,934	13,210	55,255	51,941
Equipment	3,958	3,954	3,916	16,903	14,861
Marketing	3,631	4,105	4,782	15,898	15,847
Data processing	9,080	8,961	9,418	37,589	36,170
Communication	2,450	2,349	2,537	10,702	10,846
Professional fees	9,986	5,037	5,615	22,854	14,503
Loan expenses	1,873	1,811	1,877	7,253	7,028
FDIC assessment	1,529	960	2,110	6,030	10,638
Amortization of intangibles	3,946	4,168	4,134	16,911	14,442
Amortization of tax credit investments	710	1,211	1,142	2,749	22,949
Other expense	8,422	6,366	14,181	26,891	36,761

Total noninterest expense	134,743	122,585	150,268	508,487	517,261

Income before income taxes	60,618	83,035	50,721	290,356	208,680
Income tax expense	11,433	13,254	3,223	52,150	17,850

Net income	$49,185	$69,781	$47,498	$238,206	$190,830

Diluted Earnings Per Share
Net income	$0.29	$0.41	$0.28	$1.38	$1.22

Average Common Shares Outstanding
Basic	169,235	170,746	167,044	171,907	155,675
Diluted	170,186	171,551	167,992	172,687	156,539

Common shares outstanding at end of period	169,616	170,031	175,141	169,616	175,141

Balance Sheet (unaudited)

($ in thousands)

	December 31,	September 30,	December 31,
	2019	2019	2018
Assets
Federal Reserve Bank account	$29,141	$80,018	$26,182
Money market investments	12,430	19,410	6,980
Investments:
Treasury and government-sponsored agencies	610,666	524,919	707,438
Mortgage-backed securities	3,183,861	3,248,367	2,336,415
States and political subdivisions	1,275,643	1,231,248	1,245,657
Other securities	485,862	490,389	488,802

Total investments	5,556,032	5,494,923	4,778,312

Loans held for sale, at fair value	46,898	58,285	14,911
Loans:
Commercial	2,890,296	2,950,559	3,232,970
Commercial and agriculture real estate	5,166,792	5,112,123	4,958,851
Consumer:
Home equity	559,021	555,905	589,322
Other consumer loans	1,167,126	1,162,438	1,214,345

Subtotal of commercial and consumer loans	9,783,235	9,781,025	9,995,488
Residential real estate	2,334,289	2,236,623	2,248,404

Total loans	12,117,524	12,017,648	12,243,892

Total earning assets	17,762,025	17,670,284	17,070,277

Allowance for loan losses	(54,619)	(56,910)	(55,461)
Non-earning Assets:
Cash and due from banks	234,766	320,822	284,003
Premises and equipment, net	490,925	492,065	485,912
Operating lease right-of-use assets	95,477	102,976	—
Goodwill and other intangible assets	1,097,099	1,101,045	1,113,274
Company-owned life insurance	448,967	447,110	444,224
Net deferred tax assets	29,705	26,523	87,048
Loan servicing rights	25,368	24,623	24,497
Other assets	281,954	310,250	274,661

Total non-earning assets	2,704,261	2,825,414	2,713,619

Total assets	$20,411,667	$20,438,788	$19,728,435

Liabilities and Equity
Noninterest-bearing demand deposits	$4,042,286	$3,996,264	$3,965,380
Interest-bearing:
Checking and NOW accounts	4,149,639	3,936,318	3,788,339
Savings accounts	2,845,423	2,863,718	2,944,092
Money market accounts	1,833,819	1,821,989	1,627,882
Other time deposits	1,589,988	1,704,238	1,845,149

Total core deposits	14,461,155	14,322,527	14,170,842
Brokered CD’s	92,242	125,825	179,107

Total deposits	14,553,397	14,448,352	14,349,949
Federal funds purchased and interbank borrowings	350,414	240,589	270,135
Securities sold under agreements to repurchase	327,782	337,551	362,294
Federal Home Loan Bank advances	1,822,847	2,001,960	1,613,481
Other borrowings	243,685	251,763	247,883

Total borrowed funds	2,744,728	2,831,863	2,493,793
Operating lease liabilities	99,500	107,272	—
Accrued expenses and other liabilities	161,589	218,771	195,123

Total liabilities	17,559,214	17,606,258	17,038,865
Common stock, surplus, and retained earnings	2,796,246	2,774,016	2,734,520
Accumulated other comprehensive income (loss), net of tax	56,207	58,514	(44,950)

Total shareholders’ equity	2,852,453	2,832,530	2,689,570

Total liabilities and shareholders’ equity	$20,411,667	$20,438,788	$19,728,435

Average Balance Sheet and Interest Rates (unaudited)

($ in thousands)

	Three Months Ended			Three Months Ended			Three Months Ended
	December 31, 2019			September 30, 2019			December 31, 2018
	Average	Income (1)/	Yield/	Average	Income (1)/	Yield/	Average	Income (1)/	Yield/
Earning Assets:	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Money market and other interest-earning investments	$87,835	$530	2.39%	$63,142	$528	3.32%	$39,207	$205	2.07%
Investments:
Treasury and government-sponsored agencies	546,266	3,547	2.60%	682,940	4,341	2.54%	694,409	3,874	2.23%
Mortgage-backed securities	3,172,818	18,844	2.38%	3,019,322	18,589	2.46%	2,011,275	13,688	2.72%
States and political subdivisions	1,211,850	11,133	3.67%	1,172,017	10,896	3.72%	1,187,404	11,147	3.76%
Other securities	489,889	3,585	2.93%	499,308	4,049	3.24%	493,426	4,017	3.26%

Total investments	5,420,823	37,109	2.74%	5,373,587	37,875	2.82%	4,386,514	32,726	2.98%

Loans: (2)
Commercial	2,891,641	31,925	4.32%	3,018,638	35,428	4.59%	3,133,153	37,358	4.67%
Commercial and agriculture real estate	5,129,638	66,959	5.11%	5,037,909	71,604	5.56%	4,834,589	65,461	5.30%
Consumer:
Home equity	561,125	6,426	4.54%	557,607	7,102	5.05%	562,801	7,159	5.05%
Other consumer loans	1,153,924	12,245	4.21%	1,175,900	12,226	4.13%	1,203,436	11,702	3.86%

Subtotal commercial and consumer loans	9,736,328	117,555	4.79%	9,790,054	126,360	5.12%	9,733,979	121,680	4.96%
Residential real estate loans	2,332,835	24,641	4.23%	2,283,704	24,261	4.25%	2,238,588	23,672	4.23%

Total loans	12,069,163	142,196	4.64%	12,073,758	150,621	4.91%	11,972,567	145,352	4.78%

Total earning assets	$17,577,821	$179,835	4.05%	$17,510,487	$189,024	4.27%	$16,398,288	$178,283	4.30%

Less: Allowance for loan losses	(57,162)			(56,894)			(53,045)
Non-earning Assets:
Cash and due from banks	$278,324			$264,145			$232,360
Other assets	2,419,792			2,429,466			2,275,907

Total assets	$20,218,775			$20,147,204			$18,853,510

Interest-Bearing Liabilities:
Checking and NOW accounts	$4,121,021	$3,812	0.37%	$3,895,654	$4,448	0.45%	$3,391,630	$2,004	0.23%
Savings accounts	2,842,996	1,586	0.22%	2,855,401	2,128	0.30%	2,919,900	2,225	0.30%
Money market accounts	1,839,258	3,558	0.77%	1,822,698	4,017	0.87%	1,482,022	1,922	0.51%
Other time deposits	1,642,773	6,101	1.47%	1,733,492	7,016	1.61%	1,769,243	6,519	1.46%

Total interest-bearing deposits	10,446,048	15,057	0.57%	10,307,245	17,609	0.68%	9,562,795	12,670	0.53%
Brokered CD’s	109,504	637	2.31%	181,425	1,098	2.40%	193,455	1,024	2.10%

Total interest-bearing deposits and CD’s	10,555,552	15,694	0.59%	10,488,670	18,707	0.71%	9,756,250	13,694	0.56%

Federal funds purchased and interbank borrowings	95,973	437	1.80%	254,971	1,484	2.31%	312,730	1,938	2.46%
Securities sold under agreements to repurchase	337,786	469	0.55%	340,158	715	0.83%	351,392	634	0.72%
Federal Home Loan Bank advances	1,843,357	8,359	1.80%	1,889,407	9,123	1.92%	1,649,304	9,441	2.27%
Other borrowings	251,565	2,695	4.29%	251,817	2,728	4.33%	250,926	3,302	5.26%

Total borrowed funds	2,528,681	11,960	1.88%	2,736,353	14,050	2.04%	2,564,352	15,315	2.37%

Total interest-bearing liabilities	$13,084,233	$27,654	0.84%	$13,225,023	$32,757	0.98%	$12,320,602	$29,009	0.93%

Noninterest-Bearing Liabilities and Shareholders’ Equity
Demand deposits	$4,047,308			$3,841,867			$3,864,302
Other liabilities	254,296			262,862			164,771
Shareholders’ equity	2,832,938			2,817,452			2,503,835

Total liabilities and shareholders’ equity	$20,218,775			$20,147,204			$18,853,510

Net interest rate spread			3.21%			3.29%			3.37%

Net interest margin (FTE)			3.46%			3.57%			3.64%

FTE adjustment		$3,282			$3,171			$3,049

(1)	Interest income is reflected on a fully taxable equivalent basis (FTE).
(2)	Includes loans held for sale.

Average Balance Sheet and Interest Rates (unaudited)

($ in thousands)

	Twelve Months Ended			Twelve Months Ended
	December 31, 2019			December 31, 2018
Earning Assets:	Average Balance	Income (1)/ Expense	Yield/ Rate	Average Balance	Income (1)/ Expense	Yield/ Rate
Money market and other interest-earning investments	$67,069	$1,670	2.49%	$48,240	$630	1.31%
Investments:
Treasury and government-sponsored agencies	657,233	16,091	2.45%	673,171	14,433	2.14%
Mortgage-backed securities	2,866,600	73,835	2.58%	1,707,646	41,493	2.43%
States and political subdivisions	1,202,210	44,716	3.72%	1,153,315	42,326	3.67%
Other securities	495,847	16,138	3.25%	490,464	15,633	3.19%

Total investments	5,221,890	150,780	2.89%	4,024,596	113,885	2.83%

Loans: (2)
Commercial	3,023,421	141,215	4.67%	2,924,878	131,471	4.49%
Commercial and agriculture real estate	5,044,623	275,853	5.47%	4,536,897	235,876	5.20%
Consumer:
Home equity	566,232	28,515	5.04%	513,111	25,029	4.88%
Other consumer loans	1,180,898	48,681	4.12%	1,258,253	46,660	3.71%

Subtotal commercial and consumer loans	9,815,174	494,264	5.04%	9,233,139	439,036	4.76%
Residential real estate loans	2,281,047	96,613	4.24%	2,195,078	89,888	4.09%

Total loans	12,096,221	590,877	4.88%	11,428,217	528,924	4.63%

Total earning assets	$17,385,180	$743,327	4.28%	$15,501,053	$643,439	4.15%

Less: Allowance for loan losses	(56,624)			(52,316)
Non-earning Assets:
Cash and due from banks	$251,857			$210,716
Other assets	2,453,001			2,130,588

Total assets	$20,033,414			$17,790,041

Interest-Bearing Liabilities:
Checking and NOW accounts	$3,902,765	$15,598	0.40%	$3,146,309	$4,973	0.16%
Savings accounts	2,878,135	8,142	0.28%	2,995,484	7,464	0.25%
Money market accounts	1,789,065	14,130	0.79%	1,225,220	4,424	0.36%
Other time deposits	1,748,552	27,400	1.57%	1,654,548	21,012	1.27%

Total interest-bearing deposits	10,318,517	65,270	0.63%	9,021,561	37,873	0.42%
Brokered CD’s	173,439	4,094	2.36%	185,426	3,404	1.84%

Total interest-bearing deposits and CD’s	10,491,956	69,364	0.66%	9,206,987	41,277	0.45%

Federal funds purchased and interbank borrowings	241,618	5,656	2.34%	238,408	4,793	2.01%
Securities sold under agreements to repurchase	342,654	2,517	0.73%	344,964	1,962	0.57%
Federal Home Loan Bank advances	1,775,987	37,452	2.11%	1,665,689	34,925	2.10%
Other borrowings	251,194	11,125	4.43%	249,832	11,486	4.60%

Total borrowed funds	2,611,453	56,750	2.17%	2,498,893	53,166	2.13%

Total interest-bearing liabilities	$13,103,409	$126,114	0.96%	$11,705,880	$94,443	0.81%

Noninterest-Bearing Liabilities and Shareholders’ Equity
Demand deposits	$3,887,470			$3,657,234
Other liabilities	261,403			159,600
Shareholders’ equity	2,781,132			2,267,327

Total liabilities and shareholders’ equity	$20,033,414			$17,790,041

Net interest rate spread			3.32%			3.34%

Net interest margin (FTE)			3.55%			3.54%

FTE adjustment		$12,940			$11,394

(1)	Interest income is reflected on a fully taxable equivalent basis (FTE).
(2)	Includes loans held for sale.

Asset Quality (EOP) (unaudited)

($ in thousands)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
Beginning allowance for loan losses	$56,910	$56,292	$52,713	$55,461	$50,381
Provision for loan losses	1,264	1,437	3,390	4,747	6,966
Gross charge-offs	(6,304)	(2,716)	(2,969)	(14,789)	(12,969)
Gross recoveries	2,749	1,897	2,327	9,200	11,083

Net (charge-offs) recoveries	(3,555)	(819)	(642)	(5,589)	(1,886)

Ending allowance for loan losses	$54,619	$56,910	$55,461	$54,619	$55,461

Net charge-offs (recoveries) / average loans (1)	0.12%	0.03%	0.02%	0.05%	0.02%
Average loans outstanding (1)	$12,058,109	$12,061,705	$11,967,241	$12,087,429	$11,422,967
EOP loans outstanding (1)	12,117,524	$12,017,648	$12,243,892	$12,117,524	$12,243,892
Allowance for loan losses / EOP loans (1)	0.45%	0.47%	0.45%	0.45%	0.45%

Underperforming Assets:
Loans 90 Days and over (still accruing)	$570	$703	$1,353	$570	$1,353
Non-performing loans:
Nonaccrual loans (2)	126,412	138,498	157,484	126,412	157,484
Renegotiated loans	18,338	18,884	17,356	18,338	17,356

Total non-performing loans	144,750	157,382	174,840	144,750	174,840

Foreclosed properties	2,169	2,941	3,232	2,169	3,232

Total underperforming assets	$147,489	$161,026	$179,425	$147,489	$179,425

Classified and Criticized Assets:
Nonaccrual loans (2)	126,412	138,498	157,484	126,412	157,484
Substandard accruing loans	169,689	145,987	175,948	169,689	175,948
Loans 90 days and over (still accruing)	570	703	1,353	570	1,353

Total classified loans - “problem loans”	$296,671	$285,188	$334,785	$296,671	$334,785

Other classified assets	2,933	2,556	2,820	2,933	2,820
Criticized loans - “special mention loans”	234,841	233,519	238,752	234,841	238,752

Total classified and criticized assets	$534,445	$521,263	$576,357	$534,445	$576,357

Non-performing loans / EOP loans (1)	1.19%	1.31%	1.43%	1.19%	1.43%

Allowance to non-performing loans (3)	38%	36%	32%	38%	32%

Under-performing assets / EOP loans (1)	1.22%	1.34%	1.47%	1.22%	1.47%

EOP total assets	$20,411,667	$20,438,788	$19,728,435	$20,411,667	$19,728,435

Under-performing assets / EOP assets	0.72%	0.79%	0.91%	0.72%	0.91%

EOP - End of period actual balances

(1)	Excludes loans held for sale.
(2)	Includes renegotiated loans totaling $13.8 million at December 31, 2019, $21.8 million at September 30, 2019, and $26.3 million at December 31, 2018.
(3)

Includes acquired loans that were recorded at fair value in accordance with ASC 805 at the date of acquisition. As such, the credit risk was incorporated in the fair value recorded and no allowance for loan losses was recorded on the acquisition date.

Non-GAAP Measures (unaudited)

($ in thousands)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
Actual End of Period Balances
GAAP shareholders’ equity	$2,852,453	$2,832,530	$2,689,570	$2,852,453	$2,689,570

Deduct:
Goodwill	1,036,994	1,036,994	1,036,258	1,036,994	1,036,258
Intangibles	60,105	64,051	77,016	60,105	77,016

	1,097,099	1,101,045	1,113,274	1,097,099	1,113,274

Tangible shareholders’ equity	$1,755,354	$1,731,485	$1,576,296	$1,755,354	$1,576,296

Average Balances
GAAP shareholders’ equity	$2,832,938	$2,817,452	$2,503,835	$2,781,132	$2,267,327

Deduct:
Goodwill	1,036,994	1,036,306	969,403	1,036,456	864,079
Intangibles	61,963	66,047	66,927	68,244	52,209

	1,098,957	1,102,353	1,036,330	1,104,700	916,288

Average tangible shareholders’ equity	$1,733,981	$1,715,099	$1,467,505	$1,676,432	$1,351,039

Actual End of Period Balances
GAAP assets	$20,411,667	$20,438,788	$19,728,435	$20,411,667	$19,728,435

Add:
Trust overdrafts	31	24	11	31	11

Deduct:
Goodwill	1,036,994	1,036,994	1,036,258	1,036,994	1,036,258
Intangibles	60,105	64,051	77,016	60,105	77,016

	1,097,099	1,101,045	1,113,274	1,097,099	1,113,274

Tangible assets	$19,314,599	$19,337,767	$18,615,172	$19,314,599	$18,615,172

Risk-weighted assets	$14,073,929	$13,975,295	$14,248,562	$14,073,929	$14,248,562

GAAP net income	$49,185	$69,781	$47,498	$238,206	$190,830

Add:
Amortization of intangibles (net of tax)	2,976	3,145	3,266	12,756	11,410

Tangible net income	$52,161	$72,926	$50,764	$250,962	$202,240

Tangible Ratios
Return on tangible common equity	11.89%	16.85%	12.88%	14.30%	12.83%
Return on average tangible common equity	12.03%	17.01%	13.84%	14.97%	14.97%
Return on tangible assets	1.08%	1.51%	1.09%	1.30%	1.09%
Tangible common equity to tangible assets	9.09%	8.95%	8.47%	9.09%	8.47%
Tangible common equity to risk-weighted assets	12.47%	12.39%	11.06%	12.47%	11.06%
Tangible common book value (1)	10.35	10.18	9.00	10.35	9.00

Tangible common equity presentation includes other comprehensive income as is common in other company releases.

(1)   Tangible common shareholders’ equity divided by common shares issued and outstanding at period-end.

Tier 1 common equity	$1,706,727	$1,681,457	$1,617,936	$1,706,727	$1,617,936

Risk-weighted assets	14,073,929	13,975,295	14,248,562	14,073,929	14,248,562

Tier 1 common equity to risk-weighted assets	12.13%	12.03%	11.36%	12.13%	11.36%